As filed with the U.S. Securities and Exchange Commission on May 27, 2025

Registration No. 333-281324

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BeOne Medicines Ltd.

(Exact name of registrant as specified in its charter)

Switzerland	2834	98-1209416
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification Number)

c/o BeOne Medicines I GmbH

Aeschengraben 27

21st Floor

4051 Basel, Switzerland

Telephone: +41 61 685 19 00

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

John V. Oyler

Chief Executive Officer and Chairman

c/o BeOne Medicines I GmbH

Aeschengraben 27

21st Floor

4051 Basel, Switzerland

Telephone: +41 61 685 19 00

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

With copies to:

Mitchell S. Bloom

Edwin M. O’Connor

Marishka DeToy

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement on Form S-4, Reg No. 333-281324 (the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by BeOne Medicines Ltd., a corporation organized under the laws of Switzerland (the “Company”), as the successor to BeiGene, Ltd., an exempted company incorporated in the Cayman Islands with limited liability. Effective May 27, 2025, BeiGene, Ltd. changed its jurisdiction of incorporation from the Cayman Islands to Switzerland through a transaction known as a continuation under Section 206 of the Companies Act (as amended) of the Cayman Islands and Article 161 of the Swiss Federal Act on Private International Law (the “Continuation”) and changed its legal English name from BeiGene, Ltd. to BeOne Medicines Ltd. The Company expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For the purposes of this Amendment and the Registration Statement, references to the “Company,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Continuation, BeiGene, Ltd. and, as of any time after the Continuation, BeOne Medicines Ltd. The information contained in this Amendment sets forth additional information to reflect the Continuation. All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Continuation did not reflect the change in the Company’s name, jurisdiction of incorporation or capital structure.

The Continuation was effected in the manner described in the Registration Statement. The Continuation became effective on May 27, 2025 upon the Company’s registration with the Commercial Register of the Canton of Basel-Stadt, Switzerland. Thereafter, the Company became subject to Swiss law, our Swiss Articles of Association and the organizational regulations (analogous to bylaws under Delaware law). The Company was deregistered in the Cayman Islands as of May 27, 2025.

The Continuation did not interrupt the corporate existence or operations of the Company or the listing of the American Depositary Shares (“ADSs”) of the Company on the Nasdaq Global Select Market (“Nasdaq”), each representing 13 ordinary shares of the Company, each having a par value of US$0.0001 per share (the “Ordinary Shares”), the listing of the Ordinary Shares on The Stock Exchange of Hong Kong Limited (the “HKEx”), and the listing of the Ordinary Shares traded in Renminbi (the “RMB Shares”) on the Science and Technology Innovation Board of the Shanghai Stock Exchange (“STAR Market”). Each outstanding Ordinary Share of BeiGene, Ltd. at the time of the effectiveness of the Continuation became an Ordinary Share of BeOne Medicines Ltd. Following the completion of the Continuation, the ADSs, each representing 13 Ordinary Shares, continue to be listed and traded on Nasdaq under the trading symbol “ONC.” The Ordinary Shares continue to be listed and traded on the HKEx under the stock code of “06160,” and the RMB Shares continue to be listed and traded on the STAR Market under the stock code of “688235.”

The Continuation changed the governing law that applies to the shareholders of the Company from Cayman law to Swiss law, each of which is described in BeiGene, Ltd.’s final prospectus relating to the Continuation, which was filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(3) on March 10, 2025 (the “Final Prospectus”). No changes are being made to the Final Prospectus, which forms part of the Registration Statement as amended by this Amendment. Accordingly, Part I has been omitted from this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

The Company believes, based on the interpretation of leading Swiss legal scholars, that under Swiss law, the Company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. The Articles of Association of the Company make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of the Company to the fullest extent allowed by law. Under the Articles of Association of the Company, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the Company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. The Company may obtain such insurance from one or more third-party insurers or captive insurance companies. The Company has entered into indemnification agreements with each of its directors and executive officers, upon the completion of the Continuation, that provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that the Company will indemnify each such director and executive officer if such director or executive officer acted in good faith and reasonably believed he was acting in the best interest of the Company and, in addition, with respect to any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification.

The disinterested members of the Board of Directors or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the Board of Directors or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and the Company has the burden of proof in seeking to overcome such presumption. If the Board of Directors or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his right to indemnification under such agreement.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits — See the Exhibit Index which is hereby incorporated herein by reference.

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
3.1		Articles of Association of the Registrant, as currently in effect			8-K (Exhibit 3.1)	5/27/2025	001-37686
3.2		Organizational Regulations of the Registrant, as currently in effect			8-K (Exhibit 3.2)	5/27/2025	001-37686
4.1	.1	Amended and Restated Deposit Agreement, dated May 27, 2025, by and among the Registrant, Citibank, N.A. and holders of the American Depositary Receipts			8-K (Exhibit 4.1.1)	5/27/2025	001-37686
	.2	Form of American Deposit Receipt under the Amended and Restated Deposit Agreement (included in Exhibit 4.1.1)			8-K (Exhibit 4.1.2)	5/27/2025	001-37686

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
	.3	Amended and Restated Restricted ADS Letter Agreement, dated May 27, 2025, by and between the Registrant and Citibank, N.A.			8-K (Exhibit 4.1.3)	5/27/2025	001-37686
	.4	Amended and Restated Letter Agreement, dated May 27, 2025, by and between the Registrant and Citibank, N.A.			8-K (Exhibit 4.1.4)	5/27/2025	001-37686
	.5	Amended and Restated Supplemental Letter Agreement, dated May 27, 2025, by and between the Registrant and Citibank, N.A.			8-K (Exhibit 4.1.5)	5/27/2025	001-37686
4.2	.1	Registration Rights Agreement, dated as of November 16, 2016, by and among the Registrant and the investors named therein			8-K (Exhibit 4.1)	11/17/2016	001-37686
	.2	Amendment No. 1 to Registration Rights Agreement, dated December 1, 2020, between the Company and the Investors			8-K (Exhibit 10.1)	12/2/2020	001-37686
	.3	Amendment No. 2 to Registration Rights Agreement, dated May 3, 2023, between the Company and the Investors			10-Q (Exhibit 10.3)	5/4/2023	001-37686

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
5.1		Opinion of Homburger AG	X
8.1		Opinion of Homburger AG re: Swiss tax matters		X
8.2		Opinion of Mourant Ozannes (Cayman) LLP re: Cayman Islands tax matters		X
8.3		Opinion of Goodwin Procter LLP re: U.S. tax matters		X

Collaboration, License and Commercial Agreements
10.1		Share Subscription Agreement, dated July 5, 2017, by and between Celgene Switzerland LLC and the Registrant			8-K (Exhibit 10.1)	7/6/2017	001-37686
10.2#		Letter Agreement, dated June 14, 2019, by and among the Registrant, BeiGene Switzerland GmbH, Celgene Corporation and Celgene Switzerland LLC, to terminate the Amended and Restated Exclusive License and Collaboration Agreement, dated August 31, 2017			10-Q (Exhibit 10.1)	8/8/2019	001-37686
10.3	.1#	Share Purchase Agreement, dated October 31, 2019, by and between the Registrant and Amgen Inc.			10-K (Exhibit 10.9)	3/2/2020	001-37686
	.2	Amendment No. 1 to Share Purchase Agreement, dated December 6, 2019, by and between the Registrant and Amgen Inc.			10-K (Exhibit 10.10)	3/2/2020	001-37686

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
	.3	Restated Amendment No. 2 to Share Purchase Agreement, dated September 24, 2020, by and between the Registrant and Amgen Inc.			8-K (Exhibit 10.1)	9/24/2020	001-37686
	.4	Amendment No. 3 to Share Purchase Agreement, dated January 30, 2023, by and between the Registrant and Amgen Inc.			10-K (Exhibit 10.4.4)	2/27/2023	001-37686
10.4	.1#	Collaboration Agreement, dated October 31, 2019, by and among the Registrant, BeiGene Switzerland GmbH and Amgen Inc.			10-K (Exhibit 10.11)	3/2/2020	001-37686
	.2#	First Amendment to Collaboration Agreement, dated April 20, 2022, by and among the Registrant, BeiGene Switzerland GmbH and Amgen Inc.			10-Q (Exhibit 10.1)	8/8/2022	001-37686
	.3#	Second Amendment to Collaboration Agreement, dated February 26, 2023, by and among the Registrant, BeiGene Switzerland GmbH and Amgen Inc.			10-Q (Exhibit 10.1)	5/4/2023	001-37686
10.5		Guarantee, dated October 31, 2019, by and between the Registrant and Amgen Inc.			10-K (Exhibit 10.12)	3/2/2020	001-37686

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

Equity and Other Compensation Plans
10.6†		2011 Option Plan, as amended, and form of option agreement thereunder			S-8 POS (Exhibit 99.1)	5/27/2025	333-209410
10.7	.1†	Fourth Amended and Restated 2016 Share Option and Incentive Plan			S-8 POS (Exhibit 99.2.1)	5/27/2025	333-209410
	.2†#	Form of Global Performance Share Unit Award Agreement for Employees under the Fourth Amended and Restated 2016 Share Option and Incentive Plan			S-8 POS (Exhibit 99.2.2)	5/27/2025	333-209410
	.3†	Form of Global Restricted Share Unit Award Agreement for Non-Employee Directors under the Fourth Amended and Restated 2016 Share Option and Incentive Plan			S-8 POS (Exhibit 99.2.3)	5/27/2025	333-209410
	.4†	Form of Global Restricted Share Unit Award Agreement for Employees under the Fourth Amended and Restated 2016 Share Option and Incentive Plan			S-8 POS (Exhibit 99.2.4)	5/27/2025	333-209410
	.5†	Form of Global Restricted Share Unit Award Agreement for Consultants under the Fourth Amended and Restated 2016 Share Option and Incentive Plan			S-8 POS (Exhibit 99.2.5)	5/27/2025	333-209410
	.6†	Form of Global Non-Qualified Share Option Agreement for Employees under the Fourth Amended and Restated 2016 Share Option and Incentive Plan			S-8 POS (Exhibit 99.2.6)	5/27/2025	333-209410

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
	.7†	Form of Global Non-Qualified Share Option Agreement for Non-Employee Directors under the Third Amended and Restated 2016 Share Option and Incentive Plan			10-Q (Exhibit 10.9)	8/2/2023	001-37686
	.8†	Form of Global Non-Qualified Share Option Agreement for Non-Employee Consultants under the Fourth Amended and Restated 2016 Share Option and Incentive Plan			S-8 POS (Exhibit 99.2.8)	5/27/2025	333-209410
10.8†		Fifth Amended and Restated 2018 Employee Share Purchase Plan			S-8 POS (Exhibit 99.3)	5/27/2025	333-209410
10.9†		Senior Executive Cash Incentive Bonus Plan			S-1 (Exhibit 10.19)	1/19/2016	333-207459
10.10†		Independent Non-Executive Director Compensation Policy, as amended	X

Agreements with Executive Officers and Directors
10.11†		Form of Indemnification Agreement, entered into between the Registrant and its directors and officers			8-K (Exhibit 10.6)	5/27/2025	001-37686
10.12†		Executive Employment Agreement, effective May 27, 2025, by and between the BeOne Medicines USA, Inc. and John V. Oyler			8-K (Exhibit 10.1)	5/27/2025	001-37686

Exhibit No.	Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
10.13†	Executive Employment Agreement, effective May 27, 2025, by and between BeOne Medicines (Beijing) Co., Ltd. and Xiaobin Wu			8-K (Exhibit 10.2)	5/27/2025	001-37686
10.14†	Separation and Transition Agreement, dated July 17, 2024, by and between the Registrant and Julia Wang			10-Q (Exhibit 10.4)	8/7/2024	001-37686
10.15†	Consulting Agreement, dated May 27, 2025, by and between the Registrant and Xiaodong Wang			8-K (Exhibit 10.6)	5/27/2025	001-37686
10.16†	Executive Employment Agreement, effective May 27, 2025, by and between BeOne Medicines (Shanghai) Co., Ltd. and Lai Wang			8-K (Exhibit 10.4)	5/27/2025	001-37686
10.17†	Executive Employment Agreement, effective May 27, 2025, by and between the BeOne Medicines USA, Inc. and Chan Lee			8-K (Exhibit 10.5)	5/27/2025	001-37686
10.18†	Executive Employment Agreement, effective May 27, 2025, by and between the BeOne Medicines USA, Inc. and Aaron Rosenberg			8-K (Exhibit 10.3)	5/27/2025	001-37686
10.19†	Consulting Agreement, dated January 23, 2024, by and between the Registrant and Thomas Malley			10-Q (Exhibit 10.2)	5/8/2024	001-37686

Exhibit No.	Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

Other Agreements
10.20#	Settlement and Termination Agreement, dated as of August 1, 2023, by and between the Registrant, BeiGene Switzerland GmbH, Bristol-Myers Squibb Company, Celgene Corporation, Celgene Switzerland LLC, Celgene Kappa Holdings LLC, Celgene Holdings East Corporation and Celgene Logistics Sàrl			10-Q (Exhibit 10.1)	11/9/2023	001-37686
10.21#	First Amendment to the Settlement and Termination Agreement, dated as of January 10, 2024, by and between the Registrant, BeiGene Switzerland GmbH, Bristol-Myers Squibb Company, Celgene Corporation, Celgene Switzerland LLC, Celgene Kappa Holdings LLC, Celgene Holdings East Corporation and Celgene Logistics Sàrl			10-K (Exhibit 10.21)	2/26/2024	001-37686
10.22	Second Amendment to the Settlement and Termination Agreement, dated as of December 4, 2024, by and between the Registrant, BeiGene Switzerland GmbH, Bristol-Myers Squibb Company, Celgene Corporation, Celgene Switzerland LLC, Celgene Kappa Holdings LLC, Celgene Holdings East Corporation and Celgene Logistics Sàrl			10-K (Exhibit 10.23)	2/27/2025	001-37686

Exhibit No.	Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
10.23	Facility Agreement, dated as of December 9, 2024, by and between the Company and China Merchants Bank Co., Ltd.			8-K (Exhibit 10.1)	12/10/2024	001-37686
21.1	List of Subsidiaries of the Registrant	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Homburger AG (included in Exhibit 5.1)	X
23.3	Consent of Homburger AG (included in Exhibit 8.1)		X
23.4	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 8.2)		X
23.5	Consent of Goodwin Procter LLP (included in Exhibit 8.3)		X
23.6	Consent of Fangda Partners		X
24.1	Power of Attorney (included on signature page of initial filing of this registration statement)		X

Exhibit No.	Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
24.2	Power of Attorney		X

†	Indicates a management contract or any compensatory plan, contract or arrangement.
#	Certain portions of the exhibit have been omitted by means of redacting a portion of the text and replacing it with “[*],” because they are both (i) not material and (ii) the type of information that the Registrant treats as private or confidential.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, if a primary offering of securities of the undersigned registrant is deemed to occur pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, and if the securities are deemed to be offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8)   That every prospectus (i) that is filed pursuant to paragraph (g)(1) of Item 512 of Regulation S-K or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, Switzerland, on May 27, 2025.

BEONE MEDICINES LTD.

Date: May 27, 2025	By:	/s/ John V. Oyler
John V. Oyler
Chief Executive Officer and Chairman
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John V. Oyler	Chief Executive Officer and Chairman	May 27, 2025
John V. Oyler	(Principal Executive Officer)

/s/ Aaron Rosenberg	Chief Financial Officer	May 27, 2025
Aaron Rosenberg	(Principal Financial Officer)

/s/ Titus Ball	Chief Accounting Officer	May 27, 2025
Titus Ball	(Principal Accounting Officer)

*	Director	May 27, 2025
Olivier Brandicourt

*	Director	May 27, 2025
Margaret Dugan

*	Director	May 27, 2025
Michael Goller

*	Director	May 27, 2025
Anthony C. Hooper

*	Director	May 27, 2025
Ranjeev Krishana

*	Director	May 27, 2025
Alessandro Riva

*	Director	May 27, 2025
Corazon (Corsee) D. Sanders

*	Director	May 27, 2025
Xiaodong Wang

*	Director	May 27, 2025
Qingqing Yi

*	Director	May 27, 2025
Shalini Sharp

*By:	/s/ Chan Lee
Name: Chan Lee
Title: Attorney-in-fact

BeOne Medicines USA, Inc.

By:	/s/ Chan Lee	Authorized representative in the United States	May 27, 2025
Name: Chan Lee
Title: Senior Vice President, General Counsel